EXHIBIT INDEX

(a)(3)   Articles of Amendment, dated Nov. 14, 2002.

(h)(10) Transfer Agency Agreement dated May 1, 2003 between Registrant, on behalf of AXP Federal Income Fund and AXP U.S. Government Mortgage Fund and American Express Client Service Corporation.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 8, 2003.

(q)(3) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated Sept. 17, 2002.

(q)(4)   Trustees' Power of Attorney, dated Jan. 8, 2003.

(q)(6)   Officers' Power of Attorney, dated Sept. 18, 2002.